UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2010

Wireless Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-11916	22-2582295
(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 24, 2010, the board of directors of Wireless Telecom Group, Inc. (the “Company”) appointed Robert Censullo to serve as acting Chief Financial Officer of the Company.

Mr. Censullo, age 43, joined the Company in 1999 and has held various financial positions within the Company, including accounting manager, corporate controller and secretary. Prior to joining the Company, Mr. Censullo worked for Interim Technology, a division of Interim Services, Inc., as an accountant. Mr. Censullo has a Bachelors of Science degree in accounting from Saint Peters College.

In connection with the appointment of Mr. Censullo as acting Chief Financial Officer, effective September 24, 2010, Paul Genova resigned as Chief Financial Officer of the Company, but still serves as the Company’s Chief Executive Officer and a Director.

Item 7.01.	Regulation FD Disclosure.

On September 24, 2010, the Company issued a press release announcing the resignation of Mr. Genova as the Company’s Chief Financial Officer and the appointment of Mr. Censullo as the acting Chief Financial Officer, all as set forth in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished with this Current Report on Form 8-K and attached hereto as Exhibit 99.1. This Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Wireless Telecom Group, Inc., dated September 24, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.

Date: September 24, 2010	By:	/s/ Paul Genova
Paul Genova Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Wireless Telecom Group, Inc., dated September 24, 2010.